UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2010

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On January 28, 2010, Financial Institutions, Inc. (the "Company") issued a press release to report financial results for the fourth quarter and year ended December 31, 2009. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2010, Thomas P. Connolly informed the Company that he will not be standing for re-election to the Board of Directors when his current term expires at the Annual Meeting of Shareholders to be held May 6, 2010. Mr. Connolly has been a director of the Company since 2005 and is currently a member of the Management Development & Compensation Committee. Mr. Connolly’s decision not to stand for re-election was not due to a disagreement with the Company.

On January 27, 2010, the Company’s Board of Directors appointed John L. Rizzo as Corporate Secretary of the Company. Mr. Rizzo succeeds Ronald A. Miller, who has resigned his position as Corporate Secretary effective January 27, 2010. As previously announced, Mr. Miller will be retiring later this year as part of the Company’s management succession plan.

Mr. Rizzo joined the Company as In-House Counsel in April 2007 with over 33 years of legal experience. As In-House Counsel, he is responsible for the general oversight, administration, and management of the Company’s legal affairs. Prior to joining the Company, Mr. Rizzo worked from 1976 to present as the Genesee County (New York) Attorney, while maintaining his own private law practice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release issued January 28, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

January 28, 2010	By:	Karl F. Krebs

Name: Karl F. Krebs
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued January 28, 2010.